                          [LOGO OF KFC APPEARS HERE]



                          MASTER FRANCHISE AGREEMENT

                                   BETWEEN:

                      KENTUCKY FRIED CHICKEN PTY. LIMITED

                                      AND

                          COLLINS FOODS INTERNATIONAL

                                 PTY. LIMITED




                                 EXHIBIT 10.19

AGREEMENT dated the fourth day of October, 1996

BETWEEN: KENTUCKY FRIED CHICKEN PTY LIMITED, A.C.N. 000 587 780 having its registered office at 20 Rodborough Road, Frenchs Forest, NSW, 2086 ("PRI")

AND: COLLINS FOODS INTERNATIONAL PTY. LIMITED, ARBN 009 980 250, a Nevada corporation having its principal executive office at 12655 West Jefferson Boulevard, Los Angeles, California, 90066 and its registered Australian office at 16 Edmondstone Street, Newmarket Queensland, 4051 ("Franchise")

BACKGROUND FACTS:

PRI and Franchisee have agreed to vary the terms of their franchise relationship on the following terms and conditions.

THE PARTIES AGREE:

1.   DEFINITIONS

1.1  In this Agreement, unless the context requires otherwise:

     "CO-OP AGREEMENT DATE" means the date of execution by Franchisee of the agreement establishing the National Ad Co-op.

     "CPI INDEXED" means adjusted in line with the percentage increases in the Consumer Price Index (All Groups - Sydney) with the Effective Date.

     "DEVELOPMENT AGREEMENT" means the development agreement executed by the parties contemporaneously with this Agreement.

     "EFFECTIVE DATE" means the earlier of the date of execution of this Agreement or 30 September, 1996.

     "FORMER FRANCHISE AGREEMENT" means the agreement documenting the pre-existing franchise arrangements between PRI and Franchisee in respect of the Outlets.

     "FRANCHISE AGREEMENT": means a franchise agreement in the form of the agreement set out in Schedule 3.

     "NATIONAL AD CO-OP" means the national advertising co-operative which PRI intends to establish after the Effective Date.

     "OUTLETS" means the 93 KFC outlets listed in Schedules 1 and 2.

1.2 All other capitalised terms in this Agreement will have the meaning specified in Schedule A of the Franchise Agreement.

2.   PAYMENT

     In consideration of the rights and benefits granted by PRI under this Agreement, Franchisee will pay to PRI the sum of $A836,000 on the date of execution of this Agreement. The operation of this Agreement is subject to and conditional upon this payment.

3.   FRANCHISE AGREEMENTS

3.1 As from the Effective Date, PRI will grant to Franchisee and Franchisee will accept 83 single-site franchises to operate the Outlets on the terms and conditions of the Franchise Agreement.

3.2 Upon the execution of this Agreement, a Franchise Agreement will be deemed to have been executed in respect of each Outlet. Schedule B of the Franchise Agreement will be deemed to be completed in respect of each Outlet as follows:

     (a) the Outlet address will be as specified in Schedule 1 or Schedule 2 (whichever is applicable):

     (b)  the Term and the Renewal Term will be as specified in Schedule 1 or
          Schedule 2 (whichever is applicable): and

     (c)  the Date of Grant will be the Effective Date.

3.3 The Franchise Agreement for each Outlet will be deemed to be amended as set out in Clauses 4, 5, 6, and 7 for the currency of its term.

4.   ADVERTISING CONTRIBUTIONS

     Notwithstanding the provisions of Clause 6.1 of the Franchise Agreement:

     (a) The operation of Clause 6.1(a) and 6.1(b) of the Franchise Agreement will be suspended between the Effective Date and the earlier of the Co-op Agreement Date and 1 February 1996 and, during this suspension period, Franchisee will continue to spend, on local advertising and promotions, the amount currently spent by Franchisee on local and national advertising and promotions: and

     (b) As from the Co-op Agreement Date, Clause 6.1(a) of the Franchise Agreement will be deleted.

5.   TRANSFER FEE

     Notwithstanding the Transfer Fee payable under the Franchise Agreement for each Outlet, in the event of a PRI approved sale by Franchisee of its interests under one or more of the Franchise Agreements prior to 30 September, 2018, the Transfer Fees payable by Franchisee to PRI will be as follows:

     (a) In the event of a sale prior to 1 December, 1996: $35,000 per Outlet up to a total cumulative cap of $2.5 million; or

     (b) In the event of a sale on or after 1 December, 1996 and prior to 30 September, 2019: $35,000 CPI Indexed per Outlet up to a total cumulative cap of $3.5 million CPI Indexed.

6.   COMPETITIVE BUSINESS APPROVALS--

6.1 PRI acknowledges that, as a result of the ownership, operation and licensing of a number of existing "Sizzler" and "The Italian Oven" restaurants in Australia by one or more of Franchisee's Affiliated Companies, Franchisee may directly or indirectly have an interest or be engaged in businesses involving the preparation, marketing or sale of food products covered by Clause 13(a) of the Franchise Agreement.

6.2 Pursuant to Clause 13(a) of the Franchise Agreement, as from the Effective Date, the following approvals will apply:

     (a) PRI approves the current involvement of Franchisee's Affiliated Companies in the existing Sizzler Restaurants in Australia and waives any right under Clause 13(a) to disapprove any preparation, marketing or sale of food products in connection with the ownership, operation, licensing and/or management by Franchisee and/or its Affiliated Companies of any new Sizzler Restaurants in Australia, or the alteration, remodelling or repositioning of any existing Sizzler Restaurants in Australia, provided that such new or altered, remodelled, or repositioned restaurants do not predominantly involve the preparation, marketing or sale of any of the following food types (each a "Designated Product"): pizza and pasta collectively; chicken; Mexican; or burgers.

          For the purpose of this provision, a "Sizzler Restaurant" is any restaurant operated in whole or in part under the "Sizzler" mark (including but not limited to Sizzler Steak Seafood, Salad, Sizzler Cafe, Sizzler Express, Sizzler Flame Grill), whether or not in association with other marks, provided that the association with the other marks is not of itself covered by Clause 13(a) of the Franchise Agreement.

          For the purpose of this provision, a Sizzler Restaurant shall not be "predominantly" involved in the preparation, marketing or sale of a Designated Product so long as gross sales of that Designated Product do not exceed 50% of the gross food sales, excluding beverage sales, of that restaurant.

     (b) PRI grants Franchisee a 3 year limited approval in respect of its current involvement in Australia in the "The Italian Oven" business, on the basis that Franchisee agrees to divest its interest in that business to an entity other than an Affiliated Company within 3 years from the Effective Date. Franchisee acknowledges that if Franchisee has failed to so divest its interest in that business within 3 years from the Effective Date, Franchisee will be in breach of the Franchise Agreement and any new franchise agreements and, without prejudice to any other rights and remedies PRI may have, it will be PRI's intention to terminate all franchise agreements relating to the new KFC outlets opened by Franchisee from the Effective Date.

7.   UPGRADES

     In the event of PRI requiring Franchisee, pursuant to Clause 4 of the Franchise Agreement, to implement an upgrade of renovation of the Outlets which is similarly to be implemented by PRI across any KFC outlets operated by PRI in Australia, PRI will not require any such upgrade or renovation to be implemented by Franchisee across the Outlets within a period which involves a rate of implementation faster than the rate of Implementation by PRI across any PRI company-operated stores.

8.   TACO BELL

     During the currency of the Development Agreement, subject to Franchisee not being in default of any term or condition of the Franchise Agreement or the Development Agreement, Franchisee will have a first right of refusal in respect of TACO BELL in Queensland as follows:

     (a) PRI will not itself commence developing, or franchise to a third party the right to develop, TACO BELL in Queensland without first offering to Franchisee in writing the right to develop TACO BELL under the terms of PRI's then current franchise agreement and/or development agreement, including the then current fees applicable to the type of development opportunity being offered;

     (b) Franchisee will have 90 days from its receipt of the written offer to accept the offer by executing and delivering to PRI the franchise agreement and/or development agreement and any other documents required by PRI;

     (c) If Franchisee fails to accept PRI's offer pursuant to paragraph (b), PRI will be entitled itself or by franchise to a third party to pursue the development of TACO BELL in Queensland.

9.   DUAL-BRANDED OUTLETS

     During the currency of the Development Agreement, subject to Franchisee not being in default of any term or condition of the Franchise Agreement or the Development Agreement, PRI will give Franchisee 90 days notice before opening any "dual-branded" outlet under the KFC and PIZZA HUT brands in Queensland.

10.  TERMINATION AND RELEASE OF FORMER FRANCHISE AGREEMENTS

     The parties agree that the Former Franchise Agreements will be terminated with effect on and from the Effective Date. Each party hereby releases and forever discharges the other party from and against all actions, claims, damages and liabilities which it may have against the other party arising out of the Former Franchise Agreements, provided that PRI's release of Franchisee is subject to and conditional upon payment by Franchisee of all fees and other amounts payable by Franchisee to PRI in respect of the Outlets up to and including the Effective Date.

11.  TERM AND TERMINATION OF THIS AGREEMENT

11.1 The term of this Agreement will commence on the Effective Date and will continue until the expiration or termination of the last operative Franchise Agreement in respect of an Outlet, unless earlier terminated pursuant to Clause 11.2.

11.2 PRI may terminate this Agreement by notice to Franchisee effective immediately upon receipt if any of the following events occur:

     (a)  Franchisee breaches any term or condition of this Agreement; or

     (b) any of the Franchise Agreements in respect of the Outlets or any other franchise agreement between PRI and Franchisee is terminated for any reason.

11.3 The provisions of Clauses 5, 6 and 7 will survive the expiration of this Agreement, and Clauses 6.1 and 6.2 (a) will survive the termination of this Agreement, in respect of and during the currency of the Franchise Agreements between PRI and Franchisee still in existence at the time of expiration or termination.

12.  TRANSFER

12.1 Except as specified in Clause 12.2, Franchisee may not transfer or assign this Agreement to any other party without PRI's prior written approval, which may be withheld in PRI's sole discretion.

12.2 In the event of an approved transfer by Franchisee of all the KFC outlets operated by Franchisee to a single transferee in a single transaction, Franchisee may transfer this Agreement, subject to compliance by Franchisee with, and PRI granting approval pursuant to, Clause 14 of the Franchise Agreement.

13.  MISCELLANEOUS

13.1 Nothing in this Agreement applies to any KFC outlet developed by Franchisee pursuant to the Development Agreement, or renewed by PRI after the Effective Date and during the currency of the Development Agreement, except Clause 5, 6, and 7.

13.2 This Agreement, the Development Agreement and the Franchise Agreements constitute the entire agreement between the parties with respect to their subject matter and supersede all prior negotiations, agreements or understandings.

13.3 This Agreement will inure to the benefit of PRI, its successors and assigns and may be transferred or assigned by PRI to any party without Franchisee's prior approval.

13.4 The terms and conditions of this Agreement may be changed only in writing signed by both parties.

13.5 This Agreement will be governed by and construed in accordance with the law of New South Wales and the parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

13.6 The currency of the amounts referred to in this Agreement will be Australian dollars.

13.7 References to clauses and schedules are to clauses and schedules of this Agreement and the Schedules form part of this Agreement.

13.8 Any notice or other communication required or permitted under this Agreement will be in writing and properly addressed to the addressee at the address specified in the Agreement (or any other address notified by the addressee) and will be deemed received by the addressee on the earlier of the date of delivery, the date of transmission if sent by facsimile with receipt confirming completion of transmission, or 3 days after the date of posting if sent by pre-paid security or registered post.

EXECUTED AS AN AGREEMENT

THE COMMON SEAL OF KENTUCKY      )
FRIED CHICKEN PTY LIMITED was    )
affixed in the presence of:      )

/s/ Signature Appears Here                      /s/ Signature Appears Here
_____________________________                   _____________________________
Director/Secretary                              Director


THE COMMON SEAL of               )
COLLINS FOODS INTERNATIONAL      )
PTY. LIMITED was affixed in the  )
presence of:                     )


/s/ Signature Appears Here                      /s/ Signature Appears Here
-----------------------------                   -----------------------------
Secretary                                       President

                                                October 4, 1996

                          In Los Angeles, California

                                      -7-
                            SCHEDULE 1 - 63 OUTLETS

--------------------------------------------------------------------------------------
            OUTLET                          TERM                 RENEWAL TERM
--------------------------------------------------------------------------------------
MACKAY, Nabo Rd & George         23 years commencing on the           NIL
Street                                 Date of Grant
--------------------------------------------------------------------------------------
Mt ISA, Marlon & Simpson         23 years commencing on the           NIL
Streets                                Date of Grant
--------------------------------------------------------------------------------------
CABOOLTURE, Morayfield Rd,       23 years commencing on the           NIL
Morayfield                             Date of Grant
--------------------------------------------------------------------------------------
BUNDABERG, 263 Bourbong          23 years commencing on the           NIL
Street                                 Date of Grant
--------------------------------------------------------------------------------------
TOOWOOMBA 3, Ruthven &           23 years commencing on the           NIL
Stennar Streets                        Date of Grant
--------------------------------------------------------------------------------------
CAIRNS, Martyn & Mulgrave        23 years commencing on the           NIL
Roads                                  Date of Grant
--------------------------------------------------------------------------------------
TOWNSVILLE 2 (GARBUTT), Ingham   23 years commencing on the           NIL
Rd & Douglas Street                    Date of Grant
--------------------------------------------------------------------------------------
IPSWICH (BOOVAL), Brisbane Rd &  23 years commencing on the           NIL
Station St                             Date of Grant
--------------------------------------------------------------------------------------
LOGAN CITY, Cnr, Wembley &       23 years commencing on the           NIL
Maves Roads, Woodridge                 Date of Grant
--------------------------------------------------------------------------------------
TOOWOOMBA 2 (WILSONTON),         22 years commencing on the           NIL
Cnr. Bridge & Erin Streets             Date of Grant
--------------------------------------------------------------------------------------
NERANG (GOLD COAST), Hinkler     22 years commencing on the           NIL
Drive                                  Date of Grant
--------------------------------------------------------------------------------------
SPRINGWOOD, Dennis St & Pacific  22 years commencing on the           NIL
Highway                                Date of Grant
--------------------------------------------------------------------------------------
TOWNSVILLE 3 (CRANBROOK), Cnr.   22 years commencing on the           NIL
Ross River Rd & Alice Street,          Date of Grant
Cranbrook
--------------------------------------------------------------------------------------
STRATHPINE, Cnr Station &        22 years commencing on the           NIL
Woodford Roads                         Date of Grant
--------------------------------------------------------------------------------------
ROCKHAMPTON 2 - 8th, Cnr         22 years commencing on the           NIL
George & Archer Streets                Date of Grant
--------------------------------------------------------------------------------------
INNISFAIL, 121 Edith Street      22 years commencing on the           NIL
                                       Date of Grant
--------------------------------------------------------------------------------------
EARLVILLE (CAIRNS 2), 532        22 years commencing on the           NIL
Mulgrave Rd                            Date of Grant
--------------------------------------------------------------------------------------
REDBANK, Redbank Plaza           22 years commencing on the           NIL
Shopping Centre                        Date of Grant
--------------------------------------------------------------------------------------
ANNERLEY, 594-600 Ipswich Rd     21 years commencing on the           NIL
                                       Date of Grant
--------------------------------------------------------------------------------------
MAROOCHYDORE, Cnr Aerodrome      21 years commencing on the           NIL
& First Ave                            Date of Grant
--------------------------------------------------------------------------------------

                                      -8-
                            SCHEDULE 1 - 63 OUTLETS


            OUTLET                         TERM                RENEWAL TERM
--------------------------------------------------------------------------------
CLAYFIELD, Sandgate Rd          21 years commencing on the          NIL
                                      Date of Grant
--------------------------------------------------------------------------------
NAMBOUR, Cnr Currie & Arundel   21 years commencing on the          NIL
Drive                                 Date of Grant
--------------------------------------------------------------------------------
KEDRON, Gympie & Broughton      21 years commencing on the          NIL
Streets                               Date of Grant
--------------------------------------------------------------------------------
ASPLEY, Bruce Highway           21 years commencing on the          NIL
                                      Date of Grant
--------------------------------------------------------------------------------
BRASSALL, 6B Hunter Street,     21 years commencing on the          NIL
Brassall                              Date of Grant
--------------------------------------------------------------------------------
LOGANISA (MARADEN), 92          21 years commencing on the          NIL
Chambers Flat Rd                      Date of Grant
--------------------------------------------------------------------------------
BROWNS PLAINS, Grand Plaza      21 years commencing on the          NIL
Shopping Centre, 25 Browns            Date of Grant
Plains Rd
--------------------------------------------------------------------------------
BEENLEIGH, Beenleigh Plaza      20 years commencing on the          NIL
City Rd                               Date of Grant
--------------------------------------------------------------------------------
WYNNUM, Cnr. Wynnum Rd &        20 years commencing on the          NIL
Capri Lane                            Date or Grant
--------------------------------------------------------------------------------
GLADSTONE, 57 Dawson Rd         20 years commencing on the          NIL
                                      Date of Grant
--------------------------------------------------------------------------------
ROCKHAMPTON 1 (NORTH),          20 years commencing on the          NIL
Elizabeth Drive                       Date of Grant
--------------------------------------------------------------------------------
GREENSLOPES, Logan Rd           20 years commencing on the          NIL
                                      Date of Grant
--------------------------------------------------------------------------------
WARWICK, Cnr, Wood & Gay        20 years commencing on the          NIL
Streets                               Date of Grant
--------------------------------------------------------------------------------
SUNNYBANK, Mains Road &         20 years commencing on the          NIL
McCullough Street                     Date of Grant
--------------------------------------------------------------------------------
GYMPIE, Cnr, Wickham &          20 years commencing on the          NIL
Channon Streets                        Date of Grant
--------------------------------------------------------------------------------
DALBY, Cnr, Drayton & Pratten   20 years commencing on the          NIL
Streets                               Date of Grant
--------------------------------------------------------------------------------
TOWNSVILLE (HERMIT PARK),       19 years commencing on the          NIL
Charters Towers Rd                    Date of Grant
--------------------------------------------------------------------------------
GROVERLY, 161 Dawson Parade     19 years commencing on the          NIL
                                      Date of Grant
--------------------------------------------------------------------------------
KELVIN GROVE, Kelvin Grove &    19 years commencing on the          NIL
Park Streets                          Date of Grant
--------------------------------------------------------------------------------
MARGATE (REDCLIFFE, Oxley      19 years commencing on the          NIL
Street                                Date of Grant
--------------------------------------------------------------------------------

                            SCHEDULE 1 - 63 OUTLETS

           OUTLET                            TERM               RENEWAL TERM
BENOWA, Benowa Gds, Shop Ctr,    19 years commencing on the          Nil
Cnr, Benowa & Ashmore Rds               Date of Grant

CENTENARY, Centenary Shop, Ctr.  19 years commencing on the          Nil
171 Dandenong Rd, Mt                    Date of Grant
Ommaney

ROMA, Cnr. Quinton & Bowden      19 years commencing on the          Nil
Streets                                 Date of Grant

CLEVELAND, Shore St. Cleveland   19 years commencing on the          Nil
                                        Date of Grant

SMITHFIELD, Cnr McGregor &       19 years commencing on the          Nil
Captain Cook Hwy, Smithfield,           Date of Grant
Cairns

DEAGON, 8 Braun Street           18 years commencing on the          Nil
                                        Date of Grant

AYR, 212 Queen Street            18 years commencing on the          Nil
                                        Date of Grant

CAPALABA, Cnr. Old Cleveland Rd  18 years commencing on the          Nil
& Dollery Street                        Date of Grant

TOOWOOMBA 1, Cnr. Margaret &     18 years commencing on the          Nil
Pugh Streets                            Date of Grant

CALOUNDRA, 73 B Bowman Road      18 years commencing on the          Nil
                                        Date of Grant

MORNINGSIDE, 583 Wynnum Rd       18 years commencing on the          Nil
                                        Date of Grant

INGHAM, 82 Herbert Street        18 years commencing on the          Nil
                                        Date of Grant

EMERALD, Emerald Vil Shop Ctre.  18 years commencing on the          Nil
Cnr Curt St & Hospital Rd               Date of Grant

RUNAWAY BAY, Runaway Bay         18 years commencing on the          Nil
Shop Centre                             Date of Grant

KALLANGUR, Anzac Ave             17 years commencing on the          Nil
                                        Date of Grant

PALM BEACH, The Pines            17 years commencing on the          Nil
Shopping Centre, Elanora                Date of Grant

ACACIA RIDGE, Cnr. Beaudesert    17 years commencing on the          Nil
Rd & O'Connell Street                   Date of Grant

BEAUDESERT, Brisbane Street      17 years commencing on the          Nil
                                        Date of Grant

MAREEBA, 114 Byrnes Street       17 years commencing on the          Nil
                                        Date of Grant

                            SCHEDULE 1 - 63 OUTLETS

           OUTLET                            TERM               RENEWAL TERM
COOLANGATTA, Showcase Shop.      17 years commencing on the          Nil
Ctr, Marine Parade                      Date of Grant

MACKAY 2 (MT PLEASANT), Mt.      17 years commencing on the          Nil
Pleasant Shopping Centre,               Date of Grant
Phillip Street

DECEPTION BAY, Cnr Park &        17 years commencing on the          Nil
Deception Bay Roads                     Date of Grant

MT. GRAVATT, Logan Road &        17 years commencing on the          Nil
Creighton Street                        Date of Grant

                            SCHEDULE 2 - 30 OUTLETS

           OUTLET                            TERM               RENEWAL TERM
KENMORE, 906 Moggill Rd           8 years commencing on the       12 years
                                        Date of Grant

MIAMI, Gold Coast Hwy, & Oak      8 years commencing on the       12 years
Street                                  Date of Grant

BILOELA, 10 Gladstone Road        8 years commencing on the       12 years
                                        Date of Grant

HERVEY BAY, Cnr. Torquay Road     8 years commencing on the       12 years
& Taylor Streets                        Date of Grant

SOUTHPORT, 3 Frank Street         8 years commencing on the       12 years
                                        Date of Grant

EVERTON PARK, Cnr. Strathpine &   8 years commencing on the       12 years
Griffin                                 Date of Grant

HELENSVALE, Lot 18, Siganto       9 years commencing on the       11 years
Drive                                   Date of Grant

MERMAID BEACH, 2505-2516          9 years commencing on the       11 years
Gold Coast Highway                      Date of Grant

CHARTERS TOWERS, 58 Gill Street   9 years commencing on the       11 years
                                        Date of Grant

INDOOROOPILLY 1, Standford &      9 years commencing on the       11 years
Mogill Roads                            Date of Grant

KINGAROY, Cnr Young & Alfred      9 years commencing on the       11 years
Streets                                 Date of Grant

MARYBOROUGH, Cnr Walker &         9 years commencing on the       11 years
Ferry Streets                           Date of Grant

NOOSA, 5 Sunshine Beach Rad      10 years commencing on the       10 years
                                        Date of Grant

SURFERS PARADISE, Pacific        10 years commencing on the       10 years
Highway                                 Date of Grant

MORANBAH, Moranbah Fair          10 years commencing on the       10 years
Shopping Centre, Moranbah               Date of Grant

YEPPOON, Cnr. Adelaide St &      10 years commencing on the       10 years
Normanby Road                           Date of Grant

SUNNYBANK FOOD COURT, Shop       10 years commencing on the       10 years
107, Sunnybank Plaza, Cnr.              Date of Grant
Mains & McCullough

AUSTRALIA FAIR, Aust Fair Shop   10 years commencing on the       10 years
Ctr., Southport, Gold Coast             Date of Grant

LOGANHOLME, Pacific Hwy &        11 years commencing on the        9 years
Bryants Road                            Date of Grant

                            SCHEDULE 2 - 30 OUTLETS

           OUTLET                            TERM               RENEWAL TERM
TRANSIT CENTRE, Shop 3.01, A     11 years commencing on the        9 Years
Foodcourt, Roma Street,                 Date of Grant
Brisbane

CAPALABA, Central F/C, Shop F8,  11 years commencing on the        9 Years
Capalaba, Moreton Bay Road              Date of Grant

WATERFRONT PLACE, Shop 8,        11 years commencing on the        9 Years
Waterfront Pl, Eagle Street,            Date of Grant
Brisbane

ROBINA, Shop TG4.57 Robina       11 years commencing on the        9 Years
Town Centre, Robina Parkway,            Date of Grant
Robina

KANGAROO POINT, 6000 Main        11 years commencing on the        9 Years
Street                                  Date of Grant

MYER CENTRE, Cinema Lev Myer     12 years commencing on the        8 Years
Ctr, Albert Street, Brisbane            Date of Grant

NATHAN PLAZA, Shop 164, S'land   12 years commencing on the        8 Years
Shop Cent. Ross River Rd,               Date of Grant
Townsville

EARLVILLE FOOD COURT, Earlville  12 years commencing on the        8 Years
Shopping Centre, Earlville              Date of Grant

INDOOROOPILLY 2, Shop 228, F/C   12 years commencing on the        8 Years
Westfield Shop Twn, 318 Moggill         Date of Grant
Road

PACIFIC FAIR, Shop 363, Pac Fair 12 years commencing on the        8 Years
Nerang - Broadbeach Rad,                Date of Grant
Broadbeach

TOOMBUL, Shop 161, Westfield     12 years commencing on the        8 Years
Shopping Centre, Landpate Road          Date of Grant

                               [LOGO OF KFC(R)]

                              FRANCHISE AGREEMENT

                                   BETWEEN:

                      KENTUCKY FRIED CHICKEN PTY. LIMITED

                                      AND

                          COLLINS FOOD INTERNATIONAL
                                 PTY. LIMITED

AGREEMENT dated    day of                                             1996

BETWEEN: KENTUCKY FRIED CHICKEN PTY LIMITED, A.C.N. 000 587 780 having its registered office at 20 Rodborough Road, Frenchs Forest, NSW, 2086 ("PRI")

AND: COLLINS FOODS INTERNATIONAL PTY. LIMITED, ARBN 009 980 250, a Nevada corporation having its principal executive office at 12655 West Jefferson Boulevard, Los Angeles, California, 90066 and its registered Australian office at 16 Edmondstone Street, Newmarket, Queensland, 4051 ("Franchisee")

BACKGROUND FACTS

PRI and/or its Affiliated Companies have developed a unique and valuable system for the preparation, marketing and sale of certain quality food products under various trade marks, service marks and trade names owned by them.

The System is a comprehensive restaurant system for the retailing of a limited menu of uniform and quality food products, emphasising prompt and courteous service in a clean and wholesome atmosphere which is intended to be particularly attractive to families. The foundation and essence of the System is the adherence by franchisees to standards and policies providing for the uniform operation of all restaurants within the System including, but not limited to, serving designated food and beverage products; the use of only prescribed equipment and building layout and designs; and strict adherence to designated food and beverage specifications and to prescribed standards of quality, service and cleanliness in restaurant operations. Compliance by franchisees with the foregoing standards and policies in conjunction with the trademarks, service marks and trade names provides the basis for the valuable goodwill and wide acceptance of the System. Moreover the establishment and maintenance of a close personal working relationship with Franchisee in the conduct of the Business, Franchisee's accountability for performance of the obligations contained in this agreement, and Franchisee's adherence to the tenets of the System constitute the essence of the license provided for herein.

PRI is entitled to grant to third parties, and has agreed to grant to Franchisee, the right to use the System, the System Property and the Marks on the terms and conditions of this Agreement.

In this Agreement, capitalised terms have the meanings specified in Schedule A.


THE PARTIES AGREE:

1.   GRANT OF FRANCHISE

1.1 PRI grants to Franchisee the right to use the System, the System Property and the Marks for the Term solely in connection with the conduct of the Business at the Outlet and subject to the terms and conditions of this Agreement.

1.2 At all times during the Term, Franchisee will use its best endeavours to develop the Business and to increase the Revenues.

1.3  Franchisee will not, without PRI's prior written approval:

     (a) conduct all or any part of the Business at any location other than the Outlet; or

     (b) sub-license to any other party the right to use the System, the System Property or the Marks.

1.4 No exclusive territory, protection or other right in the contiguous space, area or market of the Outlet is expressly or impliedly granted to Franchisee. PRI reserves the right to use, and to grant to other parties the right to use, the Marks, the System and the System Property or any other marks, names or systems in connection with any product or service (including, without limitation, the Approved Products) at any location other than the Outlet through any outlet, food service concept or distribution channel. Franchisee acknowledges that, as at the Date of Grant, PRI and its Affiliated Companies and franchisees operate outlets conforming to the Concept and also operate other systems for the sale of food products and services which are competitive with the System and may compete directly with the Business.

2.   INITIAL FEE AND CONTINUING FEE

2.1 On or before the Date of Grant, Franchisee will pay the initial fee specified in Schedule B to PRI.

2.2 On or before each Due Date, Franchisee will pay the Continuing Fee to PRI. Each payment of the Continuing Fee will be accompanied by a statement of the Revenues for the relevant Accounting Period, in the form required by PRI from time to time.

2.3 Franchisee's payments pursuant to this Agreement are in consideration solely for the grant of rights in Clause 1.1 and not for PRI's performance of any specific obligations or services.

3.   MANUALS AND STANDARDS

3.1 At all times during the Term, Franchisee must comply with all of the Standards and the Manuals and all applicable laws, regulations, rules, by-laws, orders and ordinances in its conduct of the Business. The Manuals are incorporated by reference into this Agreement.

3.2 PRI may, by notice to Franchisee, at any time change any of the Standards or Manuals or introduce new Standards or Manuals. Franchisee acknowledges and agrees that such changes or introductions will bind Franchisee upon receipt as provided in Clause 20 and Franchisee will implement such changes or introductions within the period specified in the notice.

3.3 In order to determine Franchisee's compliance with the Manuals and the terms and conditions of this Agreement, PRI and its agents or representatives will have the right at all times during opening hours to enter and inspect the Outlet without prior notice to Franchisee.

4.   UPGRADES

     PRI may, by notice to Franchisee, at any time require Franchisee to upgrade or renovate all or part of the Outlet or its equipment, systems or inventory to ensure compliance with the Standards, and Franchisee acknowledges and agrees that such upgrades or renovations may require significant capital expenditures and/or ongoing financial commitments. Franchisee will implement any upgrade or renovation required by PRI within the period specified in the notice.

     5.   APPROVED PRODUCTS AND SUPPLIES

     5.1 Franchisee will not prepare, market or sell at the Outlet any product or service other than the Approved Products without PRI's prior written approval. PRI will from time to time notify Franchisee of the Approved Products and will specify those of the Approved Products which must be offered for sale at the Outlet at all times.

     5.2 PRI may, by notice to Franchisee, at any time change or withdraw any Approved Product or add new Approved Products. Franchisee will implement such changes, withdrawals and additions within the period specified in the notice.

     5.3 Franchisee will purchase the supplies, materials, equipment and services used in the Business from suppliers who have been approved in writing by PRI prior to the time of supply in accordance with the approval procedures in the Manuals. Franchisee will not have any claim or action against PRI in connection with any approved supplier's non-delivery, delayed or non-conforming delivery.

     6.   ADVERTISING

     6.1 Franchisee will spend, in the manner directed by PRI in writing from time to time, an amount not less than the Advertising Contribution on advertising and promoting the products and services of the Business and the System. Without limitation, PRI may at any time during the Term direct Franchisee:

          (a) To pay all or part of the Advertising Contribution to PRI, in which event PRI will apply the Advertising Contribution to the costs of national and regional advertising and promotions conducted by PRI in its discretion, provided that PRI will not have any obligation to apply the Advertising Contribution for the specific benefit of Franchisee or the Business and no express or implied trust will be created in respect of the Advertising Contribution;

          (b) to pay all or part of the Advertising Contribution to a national or regional co-operative advertising fund specified by PRI; or

          (c) to spend all or part of the Advertising Contribution on local or regional advertising and promotions, provided that if Franchisee fails to spend the full amount directed by PRI, Franchisee will pay the unspent amount to PRI within the period specified in a written demand from PRI.

     6.2 Franchisee will participate in such national and regional advertising and promotions as PRI from time to time requires and Franchisee will not have any claim or action against PRI in connection with the level of success of any such advertising or promotion.

     6.3 Franchisee will not execute or conduct any local or regional advertising or promotion without PRI's prior written approval.

     7.  TRAINING

         PRI will provide and Franchisee and Franchisee's employees will undertake such initial and ongoing training and assistance as PRI in its discretion considers appropriate. Franchisee will bear the full cost of attendance at training programs. Franchisee will ensure that all store managers operating the Outlet have been certified by PRI as having successfully completed PRI's current training programs from time to time.


8.   MARKS AND SYSTEM PROPERTY

8.1 The Marks, the System Property and the goodwill associated with them are the exclusive property of PRI and/or its Affiliated Companies. Franchisee will acquire no right, interest or benefit in or to them other than the rights of use granted under this Agreement. All accretions in the goodwill associated with the Marks and the System Property resulting from Franchisee's use thereof are solely for the benefit of PRI and its Affiliated Companies.

8.2 Franchisee will use the Marks only in such form and manner as is specifically approved by PRI and Franchisee will follow PRI's instructions regarding proper usage of the Marks in all respects. PRI may, by notice to Franchisee, at any time change or withdraw any of the Marks or designate new Marks and Franchisee will implement such changes, withdrawals and additions within the period specified in the notice.

8.3 Franchisee will not use in the operation of the Business any trademarks, service marks, trade names or indicia other than the Marks without PRI's prior written approval. Franchisee will not use, register or apply to register any trademarks, trade names or indicia similar to the Marks or that in any way suggest an association or affiliation with the System.

8.4 Franchisee will do nothing to prejudice, damage or contest the validity of the Marks, the System Property, the goodwill associated with them or the ownership of them by PRI or its Affiliated Companies. Franchisee will cooperate fully with PRI in the protection and defence of the Marks and the System Property, which will be undertaken solely by PRI. Franchisee will promptly notify PRI of any actual or potential infringements of, or claims or actions brought by third parties in respect of, the Marks or the System Property.

8.5 Any improvements to, and inventions and products derived from the Marks the System Property or the Business during the Term, including those attributable to Franchisee, will be the exclusive property of PRI or its Affiliated Companies and will be promptly disclosed by Franchisee to PRI. Franchisee hereby assigns to PRI all present and future right, title and interest throughout the world in and to any such improvements, inventions and products. Franchisee will take all actions and execute all documents required by PRI for this purpose.

8.6 Franchisee agrees to join with PRI in any application to enter Franchisee as a registered or permitted user of the Marks with any governmental entity and Franchisee acknowledges that upon termination or expiration of this Agreement, PRI may automatically cancel such entry.

9.   CONFIDENTIALITY

9.1 Franchisee will at all times during and after the Term keep confidential and not disclose to any person, other than with PRI's prior written approval or to Franchisee's employees for the purposes of the Business, the Manuals, all other materials containing or referring to the System Property and all other information concerning PRI's business and affairs which may come to Franchisee during the Term. Franchisee will ensure that Franchisee's employees retain the Manuals and other materials and information in confidence. This obligation of confidentiality does not apply in respect of information in the public domain or previously known to Franchisee otherwise than by breach of any obligation of confidentiality, or disclosure required by law or an order of any court or tribunal.

9.2 Franchisee will not reproduce or part with possession of the Manuals or other materials containing or referring to the System Property without PRI's prior written approval and will return all copies of the Manuals and other materials to PRI immediately upon the expiration or termination of this Agreement or upon PRI's request.

10.     ACCOUNTING RECORDS

10.1 Franchisee will establish and maintain an accounting system incorporating methods, procedures, records and equipment satisfactory to PRI and in compliance with the Manuals.

10.2 Franchisee will retain all records relating to the Business for the period required by the tax authorities and PRI and its agents or representatives will have the right at any reasonable time to inspect and audit the records wherever they are located. Franchisee will fully cooperate and will instruct its employees, agents or representatives to fully cooperate with PRI and its agents or representatives during such inspections and audits. If any inspection or audit discloses a deficiency in Franchisee's payment of any amount payable or required to be spent by Franchisee pursuant to this Agreement, Franchisee will immediately pay to PRI the deficiency plus late payment interest pursuant to Clause 11.2. If the deficiency is equal to or greater than 2% of the correct amount, Franchisee will also immediately pay to PRI all of the costs incurred by PRI in the inspection or audit.

11.     PAYMENTS BY FRANCHISEE

11.1    Franchisee will pay all amounts due to PRI pursuant to this Agreement:

        (a) in the currency specified in Schedule B or such other currency as PRI notifies Franchisee from time to time, using, where applicable, the exchange rate for conversion to the specified currency which is posted on the day before the due date for payment by such bank as is specified by PRI from time to time;

        (b) into the bank account specified in Schedule B or in such other manner as PRI notifies Franchisee from time to time; and

        (c) without any deduction or set-off and free of any taxes, deductions or withholdings other than as required by law. To the extent that a deduction or withholding is required to be made by law, Franchisee will pay such increased amount as will, after deduction or withholding, result in the receipt by PRI of the same amount as would have been received had no such deduction or withholding been made.

11.2 Any amount not paid by Franchisee to PRI when due will bear late payment interest calculated on a daily basis from the due date at the rate specified in Schedule B. This interest will continue to apply after any judgment.

11.3 Franchisee will pay promptly when due all taxes, duties, charges and levies payable in respect of the Business and all debts and other financial obligations incurred in the operation of the Business, including, without limitation, all obligations to suppliers. If applicable, Franchisee will observe, perform and comply with all obligations and covenants to the lessor of the Outlet's premises.

12.    INSURANCE, INDEMNITY AND GUARANTEE

12.1 At all times during the Term, Franchisee will at its cost maintain the insurances prescribed in the Manuals. PRI must be named as an additional insured party on the policies of insurance. Franchisee will on demand deliver to PRI certificates of insurance and will not commit any act or omission which may render the insurances void or voidable.

12.2 Franchisee indemnifies and will keep indemnified PRI, its Affiliated Companies and their agents, employees, directors, successors and assigns from and against any and all claims, liabilities, losses, costs and damages (including legal costs and expenses) arising directly or indirectly in connection with or related to Franchisee's conduct of the Business, PRI's exercise of any right pursuant to this Agreement, including, without limitation, any exercise of the power of attorney granted pursuant to Clause 15.4, or any act or omission by any agent, representative, contractor, licensee or invitee of Franchisee.

12.3 As a precondition to the grant of rights pursuant to Clause 1.1, Franchisee will procure the execution by the guarantors specified in Schedule B (and such other guarantors as PRI requires in connection with any approved transfer of any interest or share in Franchisee) of a guarantee of Franchisee's obligations and liabilities under this Agreement, in the form required by PRI and including such covenants by the guarantors regarding the terms and conditions of this Agreement as PRI may require.

13.   PROTECTION OF SYSTEM PROPERTY AND GOODWILL OF SYSTEM

      Franchisee covenants that neither Franchisee nor any Affiliated Company of Franchisee will directly or indirectly in any capacity, whether on its own account or as a member, shareholder, director, employee, agent, partner, joint venturer, advisor, consultant, lender or lessor, have any interest in, be engaged in or perform any services for:

      (a) during the Term, any business within the in-Term area specified in Schedule B involving the wholesale or retail preparation, marketing or sale of any food products without PRI's prior written approval, provided that such approval will not be unreasonably withheld by PRI if the business does not predominantly involve the preparation, marketing or sale of pizza and pasta (collectively), chicken, Mexican or burger products; and

       (b) for 12 months following the expiration, termination or transfer of this Agreement, any business within the post-Term area specified in Schedule B involving the preparation, marketing or sale of products similar to the Approved Products.

14.   TRANSFERS AND CHARGES

14.1 Franchisee will not charge, pledge or otherwise encumber any interest in or right under this Agreement. Franchisee will not charge, pledge or otherwise encumber any interest in or asset of the Business without giving PRI prior notice.

14.2 Franchisee will not sell, transfer or gift this Agreement or any interest in this Agreement without first obtaining PRI's prior written approval of the proposed transferee and then complying with all of PRI's transfer procedures specified in the Manuals, including, without limitation, paying to PRI the transfer fee specified in Schedule B and the costs and expenses incurred by PRI in connection with the transfer.

14.3 Franchisee will not, without PRI's prior written approval, permit any sale, transfer or gift of any interest or share in Franchisee, issue any new share in Franchisee to any party who is not a shareholder at the Date of Grant or permit any reconstruction, amalgamation or other material change in the structure or financial condition of Franchisee.

14.4 If Franchisee proposes any sale or transfer of this Agreement or any interest in this Agreement, Franchisee will notify PRI of the agreed terms and conditions and PRI will have the right itself to elect to proceed with the sale or transfer on substantially the same terms and conditions within 60 days of receipt of Franchisee's notice. If PRI does not so proceed, Franchisee will submit the proposed transferee for PRI's approval pursuant to Clause 14.2.

15.    DEFAULT AND TERMINATION

15.1 PRI may terminate this Agreement by notice to Franchisee effective upon receipt by Franchisee of the notice, and/or adopt any of the remedies specified in Clause 15.2, if any of the following events occur:

       (a) Franchisee is unable to pay any of its debts when they become due or becomes insolvent or a liquidator, receiver, manager, administrator or trustee in bankruptcy (or local equivalent) of the Franchisee or the Business is appointed, whether provisionally or finally, or an application or order for the winding up of Franchisee is made or Franchisee enters into any composition or scheme of arrangement;

       (b) Franchisee breaches any of the terms and conditions of Clauses 1.3, 5.1, 8, 9, 13 and 14;

       (c) Franchisee commits any crime, offence or act which in PRI's reasonable judgment is likely to adversely affect the goodwill of the Business, the Marks, the System or the System Property;

       (d) Franchisee knowingly or negligently maintains false records in respect of the Business or submits any false report to PRI;

       (e) Franchisee abandons or ceases to operate the Business for more than 3 consecutive days without PRI's prior written approval provided that such approval will not be unreasonably withheld by PRI where the abandonment or cessation is caused by war, civil commotion, fire, flood, earthquake, act of God or any other cause beyond Franchisee's reasonable control;

       (f) any other agreement between PRI and Franchisee (or their respective Affiliated Companies) is terminated;

       (g) any part of this Agreement, or the guarantee referred to in Clause 12.3, is held to be void, invalid or otherwise unenforceable pursuant to Clause 21.5;

       (h) PRI notifies Franchisee that Franchisee has breached any term or condition of this Agreement (other than Clauses 1.3, 5.1, 8, 9, 13 and 14) or any other agreement between PRI and Franchisee (or their respective Affiliated Companies) relating to the Business and Franchisee does not fully cure the breach to PRI's satisfaction within the cure period provided for in the notice; or

      (I) Franchisee breaches any term or condition of this Agreement (other than Clauses 1.3, 5.1, 8, 9, 13 and 14) or any other agreement between PRI and Franchisee (or their respective Affiliated Companies) relating to the Business in circumstances where, in the preceding 24-month period, Franchisee has been sent 2 notices pursuant to Clause 15.1(h), whether or not Franchisee cured the prior breaches to PRI's satisfaction.

15.2 If any of the events specified in Clause 15.1 occur, PRI may, in addition and without prejudice to its rights under Clause 15.1:

      (a) terminate, by notice to Franchisee, Franchisee's right under Clause 18 to renew the franchise hereby granted;

      (b) terminate any development or option rights in respect of any system or concept granted to Franchisee pursuant to any other agreement between Franchisee and PRI (or their respective Affiliated Companies);

      (c) itself take whatever actions it considers necessary to cure the breach at Franchisee's cost (including, without limitation, administrative costs), such cost to be payable by Franchisee within the period specified in a written demand from PRI;

      (d) limit or withhold the supply of any products, supplies, materials, equipment or services supplied to Franchisee by PRI or its Affiliated Companies; or

      (e) in the event that PRI has issued a notice pursuant to Clause 15.1(h) in respect of a breach of Clause 3.1 and Franchisee has not fully cured the breach to PRI's satisfaction within the cure period provided for in the notice, PRI may take control of the Business for a period of up to 30 days, for the purpose of rectifying the breach and retraining Franchisee and Franchisee's employees at Franchisee's cost, such cost to be payable by Franchisee within the period specified in a written demand from PRI. During this period, Franchisee and its employees must continue to attend the Outlet to perform their responsibilities in the conduct of the Business, but subject to the directions of PRI. Any obligations, liabilities or costs incurred in respect of the Business during this period will be Franchisee's responsibility and the indemnity in Clause 12.2 will apply.

15.3 PRI's exercise of any of its rights under this Clause 15 will be in addition to and not in limitation of any other rights and remedies it may have in the event of any breach or default by Franchisee.

15.4 In the event of the expiration or termination of this Agreement, Franchisee appoints PRI to be Franchisee's attorney with power to do in the name of Franchisee and on Franchisee's behalf all acts and things necessary to effect Franchisee's compliance with its obligations under this Agreement, including, without limitation, executing documents. Franchisee agrees that Franchisee will be bound by and will ratify all acts and things done by PRI pursuant to this power of attorney.

16.   CONSEQUENCES OF TERMINATION

16.1 Immediately upon the expiration or termination of this Agreement, Franchisee will:

      (a)  pay all amounts owing to PRI;

      (b) discontinue all use of the Marks and the System Property and otherwise cease holding out any affiliation or association with PRI or the System unless authorized pursuant to any other written agreement with PRI;

      (c) dispose of all materials bearing the Marks and all supplies in accordance with PRI's instructions; and

      (d) if PRI so requires, restore or de-identify the Outlet in accordance with PRI's instructions.

16.2 If Franchisee fails to fulfill any of its obligations under Clause 16.1, PRI may itself take whatever actions it considers necessary to fulfill those obligations and Invoice Franchisee for the full cost of such actions, such invoice to be payable within 7 days.

16.3 For 60 days from the termination of this Agreement, PRI will have the option to purchase, or to nominate a third party purchaser of, any of the supplies held by Franchisee at cost price and any of the equipment or signage at the Outlet at a price equal to book value less depreciation or as otherwise agreed, and free of any charges or other security interests.

16.4 The rights and obligations under Clauses 8, 9, 10, 11, 12.2, 13(b), 15.2(c), 15.2(e), 16 will survive the expiration or termination of this Agreement.

17. RIGHTS OF ENTRY

17.1 Nothwithstanding Clause 3.3, Franchisee expressly authorises PRI and its agents or representatives to enter the Outlet, without prior notice to Franchisee, for the purposes of Clauses 15.2(c), 15.2(e) and 16.2. Franchisee hereby waives, and releases PRI from, any rights, actions or claims which Franchisee may at any time have against PRI in connection with PRI's entry into the Outlet.

17.2 Franchisee will execute any documents required by PRI in connection with PRI's entry into the Outlet and use its best endeavours to procure any consent required from any third party in connection with PRI's entry into the Outlet.

18. RENEWAL

      Upon the expiration of the Term, PRI will renew the franchise for the renewal term specified in Schedule B if the following conditions are satisfied:

      (a) Franchisee requests the renewal in writing no more than 18 months and no less than 12 months prior to the expiration of the Term;

      (b) Franchisee's right to renew the franchise has not been terminated under Clause 15.2(a) prior to the expiration of the Term;

      (c) Franchisee is not at the expiration of the Term in breach of any term or condition of this Agreement or any other agreement between PRI and Franchisee (or their respective Affiliated Companies);

      (d) Franchisee upgrades the Outlet to PRI's then current Standards for new outlets prior to the expiration of the Term;

      (e) Franchisee executes PRI's then current Franchise Agreement for new franchisees, incorporating the then current continuing fees, advertising contributions and other financial obligations but excluding any right of further renewal, together with any other documents required by PRI to be executed by Franchisee or such guarantors as PRI requires; and

      (f) Franchisee pays the renewal fee specified in Schedule B to PRI at least 90 days prior to the expiration of the Term.

19.   DISPUTE RESOLUTION

19.1 PRI and Franchisee will endeavour to resolve by mutual negotiation any dispute arising between them in connection with this Agreement.

19.2 If PRI and Franchisee fail to resolve any dispute by mutual negotiation, the parties may refer the dispute to a mutually agreed mediator for non-binding mediation. The parties will bear the costs of any mediation equally.

19.3 Such dispute resolution procedures will not in any way prejudice or limit PRI's ability to exercise its rights under Clause 15 at any time.

20.   NOTICES

      Any notice or other communication required or permitted under this Agreement will be in writing and properly addressed to the addressee at the address specified in this Agreement (or any other address notified by the addressee) and will be deemed received by the addressee on the earlier of the date of delivery, the date of transmission if sent by facsimile with receipt confirming completion of transmission or, if sent by pre-paid security or registered post, the deemed postal receipt date specified in Schedule B.

21.   MISCELLANEOUS

21.1 This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior negotiations, agreements or understandings.

21.2 Franchisee is an independent contractor and is not an agent, representative, joint venturer, partner or employee of PRI. No fiduciary relationship exists between PRI and Franchisee.

21.3 This Agreement will inure to the benefit of PRI, its successors and assigns and may be transferred by PRI to any party without Franchisee's prior approval.

21.4 The delay or failure of any party to exercise any right or remedy pursuant to this Agreement will not operate as a waiver of the right or remedy and a waiver of any particular breach will not be a waiver of any other breach. All rights and remedies under this Agreement are cumulative and the exercise of one right or remedy will not limit the exercise of any other right or remedy.

21.5 If any part of this Agreement is held to be void, invalid or otherwise unenforceable, PRI may elect either to terminate this Agreement pursuant to Clause 15.1 or to sever the void, invalid or unenforceable part, in which event the remainder of this Agreement will continue in full force and effect.

21.6 The terms and conditions of this Agreement may be changed only in writing signed by both parties, provided that the Standards and the Manuals may be changed by the PRI from time to time pursuant to Clause 3.2.

21.7 This Agreement will be governed by and construed in accordance with the law of the territory specified in Schedule B and the parties agree to submit to the non-exclusive jurisdiction of the courts of that territory.

21.8 Franchisee will pay to PRI all reasonable legal expenses incurred by PRI in connection with this Agreement, including, without limitation, any stamp duty and any expenses incurred in connection with the enforcement of this Agreement.

21.9 This Agreement is executed in English. A local language translation may be attached, which the parties intend to be identical to the English text. However, if any dispute arises as to the interpretation of the language of this Agreement,the English text shall govern.

21.10 In the interpretation of this Agreement, unless the context indicates a contrary intention:

      (a)  the obligations of more than one party will be joint and several;

      (b) words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

      (c)  headings are for convenience only and do not affect interpretation;

      (d) references to Clauses and Schedules are to clauses and schedules of this Agreement; and the Schedules form part of this Agreement; and

      (e) this Agreement may be executed in any number of counterparts, each of which will be deemed an original but which together will constitute one instrument.

                          FRANCHISEE'S REPRESENTATION

           Franchisee represents to PRI that:

           (a) Franchisee has reviewed this Agreement with the assistance of independent legal counsel and understands and accepts the terms and conditions of this Agreement;

           (b) Franchisee has relied upon its own investigations and judgment in entering this Agreement and no inducements, representations or warranties have been given in respect of the Business or this Agreement; and

           (c) Franchisee acknowledges that establishment and operation of the Business will involve significant financial risks and that the success of the Business will depend upon the skills and financial capacity of Franchisee and also upon changing economic and market conditions.

EXECUTED as an agreement


THE COMMON SEAL of                   )
KENTUCKY FRIED CHICKEN               )
PTY LIMITED was affixed in the       )
presence of:                         )



------------------------------------       ------------------------------------
Director/Secretary                         Director



THE COMMON SEAL of                   )
COLLINS FOODS INTERNATIONAL          )
PTY LIMITED was affixed in the       )
presence of:                         )



------------------------------------       ------------------------------------
Director/Secretary                         Director

                           SCHEDULE A - DEFINITIONS


ACCOUNTING PERIOD means any one of the periods making up PRI's financial year.

ADVERTISING CONTRIBUTION means the percentage of Revenues specified in Schedule
B.

AFFILIATED COMPANIES means any companies which are part of one or more ownership structures ultimately controlled by a common parent corporation or common shareholders, including any related bodies corporate within the meaning of the Corporations Law.

APPROVED PRODUCTS means the products from time to time approved by PRI for sale in the Business.

BUSINESS means the business of preparing, marketing and selling the Approved Products under the Marks at the Outlet pursuant to this Agreement.

CONCEPT means the concept franchised to Franchisee pursuant to this Agreement and specified in Schedule B.

CONTINUING FEE means the percentage of Revenues specified in Schedule B.

DATE OF GRANT means the date specified in Schedule B.

DUE DATE means the date specified in Schedule B or any other date notified by PRI to Franchisee from time to time.

MANUALS means the manuals, notices and correspondence published or issued from time to time by PRI in any form, containing the Standards and other requirements, rules, procedures and guidelines relating to the System.

MARKS means the trademarks, service marks and trade names and other similar rights owned by PRI or its Affiliated Companies and designated by PRI from time to time for use in the Business.

OUTLET means the outlet conforming to the Concept at the address specified in Schedule B.

REVENUES means all gross receipts received by Franchisee as payment for the Approved Products and for all other goods and services sold at or from the Outlet or the Business and all service fees but excludes sales or other tax receipts required by law to be remitted, and in fact remitted by Franchisee, to any government authority and no adjustment for cash shortages from cash registers will be made.

STANDARDS means the standards, specifications and other requirements of the System from time to time determined, changed, or added to by PRI, including, without limitation, with respect to the preparation, marketing and sale of the Approved Products, customer service procedures, the design, decor and fit-out of the Outlet, the equipment at the Outlet, and the content, quality and use of advertising and promotional materials.

SYSTEM means the system for the preparation, marketing and sale of food products used in operating the Concept.

SYSTEM PROPERTY means the contents of the Manuals and all other know how, information, specifications, systems and data used by PRI in or in respect of the System, including, without limitation, trade secrets, copyrights, designs, patents and other intellectual property.

TERM means the period specified in Schedule B.

                                  SCHEDULE B
                             INFORMATION SCHEDULE

ADVERTISING CONTRIBUTION:    6% of Revenues:
(Clause 6)                   *  5% of Revenues to be paid by Franchisee to PRI
                                on or before each Due Date for administration by PRI through a National Advertising Cooperative;
                                and
                             *  1% of Revenues to be spent by Franchisee on
                                local advertising and promotions in each Accounting Period.

BANK:                        Westpac Banking Corporation
(Clause 11.1)

BANK ACCOUNT:                Account No. 119481
(Clause 11.1)                BSB No.   34002

CONCEPT:                     KFC Restaurant Outlet

CONTINUING FEE:              5% of Revenues

CURRENCY:                    Australian Dollars
(Clause 11.1)

DATE OF GRANT:

DUE DATE:                    5 days after each Accounting Period

GOVERNING LAW:               New South Wales
(Clause 21.7)

GUARANTORS:                  Not Applicable - no guarantee required by PRI.
(Clause 12.3)

IN-TERM RESTRAINT AREA:      Australia and New Zealand
(Clause 13(a)

INITIAL FEE:                 Not Applicable
(Clause 2.1)

INTEREST RATE:               Indicator lending rate quoted by Westpac Banking
(Clause 11.2)                Corporation on the due date plus 2% per annum,
                             calculated on a daily basis.

OUTLET ADDRESS:

POST-TERM RESTRAINT AREA:    As specified in Schedule C.
(Clause 13(b))

POSTAL RECEIPT DATE:         3 days after the date of posting
(Clause 20)

RENEWAL FEE:                 (If applicable) $55,000 adjusted in line with the
(Clause 18(g))               percentage increase in the Consumer Price Index
                             (all groups - Sydney) from the Date of Grant.

RENEWAL TERM:
(Clause 18)

TERM:

TRANSFER FEE:                $55,000 adjusted in line with the percentage
(Clause 14.2)                increase in the Consumer Price Index (all groups -
                             Sydney) from the Date of Grant.

                                  SCHEDULE C
                 ADDITIONAL PROVISIONS OF FRANCHISE AGREEMENT

C1.  MAXIMUM RETAIL PRICE
     --------------------

     Franchisee will not permit any Approved Products to be sold at the Outlet at any price exceeding the maximum retail prices advised by PRI to Franchisee from time to time.

C2.  FRANCHISING CODE PROVISION
     --------------------------

     Franchisee acknowledges that PRI is registered under the Franchising Code of Practice, and accordingly Franchisee agrees to comply with all provisions of the Franchising Code of Practice (as modified from time to time).

C3.  POST-TERM RESTRAINT AREA
     ------------------------

     The non-competition restraint in Clause 13(b) of this Agreement will apply:

     (i) within a radius of 5km of any KFC retail outlet located in Australia;
     (ii) within a radius of 1km of any KFC retail outlet located in Australia;
     (iii) within a radius of 1km of any KFC retail outlet located in Queensland;
     (iv)     within a radius of 5km of the Outlet;
     (v)      within a radius of 1km of the Outlet.

     This Clause C3 will have effect as if it were 5 separate covenants and if any one or more of such separate covenants is or becomes invalid or unenforceable for any reason then such invalidity or unenforceability will not affect the validity or enforceability of any of the other separate covenants.

C4.  DELIVERY OPERATIONS
     -------------------

     If PRI, in its discretion, determines to introduce delivery operations to the System, PRI will have the right to require Franchisee to deliver the Approved Products from the Outlet, within a specified delivery area determined by PRI in accordance with the Manuals and notified by PRI to Franchisee. Franchisee acknowledges and agrees that such delivery operations may require capital expenditures by Franchisee at the Outlet. The terms and conditions under which Franchisee will conduct such delivery operations will otherwise be as specified in the Manuals.

C5.  AMENDMENT OF CLAUSE 15.1(f)
     ---------------------------

     Clause 15.1(f) will only apply in respect of a terminated agreement between an Affiliated Company of PRI and an Affiliated Company of Franchisee to the extent that such termination results from a breach of the agreement by the Affiliated Company of Franchisee. For the avoidance of doubt, Clause 15.1(f) will not apply in the event of the expiration of the term of any other agreement between PRI and Franchisee (or their respective Affiliated Companies).